SIMMS CAPITAL MANAGEMENT, INC.

                        INVESTMENT ADVISER CODE OF ETHICS
                   CONCERNING PERSONAL SECURITIES TRANSACTIONS

                   This Code of Ethics applies with respect to
                 Simms Capital Management, Inc.'s activities as
                the investment adviser to investment companies.

1.       Purposes

         Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the "1940 Act"), generally proscribes fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies registered under the 1940 Act ("Funds"), if effected by associated persons of such Fund. Section 204A of the Investment Advisers Act of 1940, as amended (the "Advisers Act"), requires every registered investment adviser to establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by such investment adviser or any person associated with such investment adviser.

         The purpose of this Investment Adviser Code of Ethics concerning Personal Securities Transactions (the "Code of Ethics") is to provide regulations and procedures consistent with the 1940 Act and Rule 17j-1 and
Section 204A of the Advisers Act, designed to give effect to the general prohibitions set forth in Rule 17j-l(b), as follows:

         (a) It shall be unlawful for any affiliated person of the Adviser of a Fund, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired, as defined in this section, by the Fund

                  (1) To employ any device, scheme or artifice to defraud the Fund;

                  (2) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

                  (3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

                  (4) To engage in any manipulative practice with respect to the Fund.

         In addition, this Code of Ethics sets forth procedures to deter the misuse of material, nonpublic information, in Appendix I hereto.

         The provisions of this Code of Ethics Concerning Personal Securities Transactions and the attached Policy Statement on Insider Trading (the "Policy Statement") shall apply to all "Access Persons" of Simms Capital Management, Inc. ("Simms Capital").

2.       Definitions

         (a) "Access Person" means any director, officer, general partner, or Advisory Person of the Adviser.

         (b)      "Adviser" means Simms Capital and its affiliates.

         (c)      "Advisory Person" of the Adviser means:

                  (i) Any employee of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

                  (ii) Any natural person in a control relationship to the Adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

         (d) A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

         (e) "Beneficial Ownership" means the receipt of benefits substantially equivalent to those of ownership through relationship, understanding, agreement, contract or other arrangements.

                  Generally, a person will be regarded as having a direct or indirect Beneficial Ownership in securities held in his/her name, as well as in the name of a spouse, minor children who live with such person, any member of the person's immediate family,(1) any other relative (parents, adult children, brothers, sisters, in-laws, etc.) whose investments the person directs or controls, whether they live together or not, and securities held by a trust or estate for the person's benefit. The definition of "Beneficial Ownership" will be interpreted with reference to the definition contained in the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, as

---------------
(1) A person's "immediate family" includes a spouse, child, mother, father, brother, sister, in-law or any other relative who lives in the same household as the person and is financially dependent upon the person.

                  such provisions may be interpreted by the Securities and Exchange Commission, except that the determination of direct or indirect Beneficial Ownership will apply to all securities which an Access Person has or acquires.

         (f) "Control" shall have the meaning set forth in Section 2(a)(9) of the 1940 Act.

         (g) "Covered Security" means a security as defined in Section 2(a)(36) of the 1940 Act, except that it does not include:

                  (i)      Direct obligations of the government of the United
                           States;

                  (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

                  (iii)    Shares issued by open-end Funds.

         (h) "Fund" means any registered investment company for which the Adviser serves as investment adviser.

         (i) An "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, as amended (the "Securities Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

         (j)      "Investment Personnel" of the Adviser means:

                  (i) Any employee of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund.

                  (ii) Any natural person who controls the Adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

         (k) A "Limited Offering" means an offering that is exempt from registration under the Securities Act pursuant to Sections 4(2) or 4(6) or pursuant to Rules 504, 505, or 506 under the Securities Act.

         (l) "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

3.       General Principals

         (a) It is the policy of the Adviser that no Access Person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1(b) set forth above.

         (b) It is the policy of the Adviser that the interests of its shareholders and the shareholders of a Fund are paramount and come before the interests of any director, officer or employee of the Adviser.

         (c) Personal investment activities of all directors, officers and employees of the Adviser shall be conducted in a manner that shall avoid actual or potential conflicts of interest with the Adviser, a Fund and its shareholders of either.

         (d) Directors, officers and employees of the Adviser shall not use their positions with the Adviser, or any investment opportunities presented by virtue of their positions with the Adviser, to the detriment of the Adviser, a Fund and the shareholders of either.

4.       Prohibited Purchases and Sales

         (a) No Access Person shall purchase or sell, directly or indirectly, or otherwise acquire any direct or indirect beneficial ownership interest in, any security being considered for purchase or sale, or being purchased or sold, by a Fund within 15 days before or after any transactions by the Fund in the security. Any profits realized on any transaction in violation of this Section 4(a) of the Code of Ethics shall be disgorged.

                  This Section 4(a) of the Code of Ethics shall not apply in cases where a Fund's purchase or sale of the security constitutes less than 5% of the security's average daily trading volume over the 15 day period. (b) No Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of the Adviser) any information regarding securities transactions by the Fund or consideration by the Fund or the Adviser of any such securities transaction.

         (c) No Access Person shall recommend any securities transaction to the Fund without having disclosed his or her interest, if any, in such securities or the issuer thereof, including without limitation (i) his or her direct or indirect beneficial ownership of any securities of such issuer, (ii) any contemplated transaction by such person in such securities,
                  (iii) any position with such issuer or its affiliates, and
                  (iv) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other; provided, however, that in the event the interest of such Access Person in such securities or issuer is not material to his or her personal net worth or any contemplated transaction by such person in such securities cannot reasonably be expected to have a material adverse effect on any such transaction by the Fund or on the market for the securities generally, such Access Person shall not be required to disclose his or her interest in the securities or issuer thereof in connection with any such recommendation.

         (d) No Investment Personnel shall acquire any securities in an Initial Public Offering.

         (e) No Investment Personnel shall acquire any securities in a Limited Offering without the prior written approval of the Adviser's Compliance Officer. In considering whether to approve a Limited Offering transaction, the Compliance Officer shall take into account, among other factors, whether the investment opportunity should be reserved for a Fund and whether the opportunity is being offered to the Investment Personnel by virtue of his or her position with the Adviser. Any authorized investment in a Limited Offering must be disclosed by such Investment Personnel when he or she plays any part in a Fund's subsequent consideration of an investment in securities of the issuer, and any decision by the Fund to purchase securities of the issuer will be subject to an independent review by personnel of the Adviser with no personal interest in the issue.

         (f) No Investment Personnel shall profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days without the prior written approval of the Adviser's Compliance Officer. Any profits realized on any unauthorized short-term trade shall be disgorged. This prohibition shall not apply to an occasional trade in an index futures contract or related option. Nothing in this restriction shall be deemed to prohibit avoidance of loss during trading within a period shorter than 60 calendar days. The Adviser's Compliance Officer may grant limited exemptions to this restriction if an Access Person can demonstrate extenuating circumstances.

                  This Section 4(f) of the Code of Ethics shall not apply in cases where the purchase (sale) and related sale (purchase) constitute less than 1% of the security's average daily trading volume for the time during which the purchase (sale) and sale (purchase) are made.

         (g) Subject to the provision in the next paragraph, no Access Person shall purchase or sell any security for his or her own account without obtaining prior written approval of the transaction by the Adviser's Compliance Officer. Any such written approval shall be valid until the end of the trading day on which it was provided.

                  Pre-clearance is not required in cases where such proposed purchase or sale constitutes less than 1% of the security's average daily trading volume for the previous 30 days. Nevertheless, all such trades must be reported within 24 hours of execution to the Adviser's Compliance Officer. Any profits must be disgorged if the Adviser's Compliance Officer determines that such trading constitutes

                  "front running," that is, trading to capitalize on advance knowledge of the Fund's investment plans.

         (h) No Investment Personnel shall accept a gift in excess of the limits contained in Rule 3060(a) of the Conduct Rules of the National Association of Securities Dealers, Inc. from any entity doing business with or on behalf of the Adviser or a Fund.

         (i) No Investment Personnel shall serve on the board of directors of a publicly traded company, or in any similar capacity, absent the prior approval of this service by a member of the Adviser's Compliance Committee, following the receipt of a written request for approval.

5.       Exempted Transactions

         The prohibitions of Section 4 of this Code of Ethics shall not apply to:

         (a) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

         (b) Purchases or sales which are non-volitional on the part of either the affected person or the Fund.

         (c) Purchases which are part of an automatic dividend reinvestment plan.

         (d) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

         (e) Purchases or sales which are only remotely potentially harmful to the Fund because they would be very unlikely to affect a highly institutional market, or because they clearly are not related economically to the securities to be purchased, sold or held by the Fund.

6.       Reporting Requirements of Access Persons

         (a) The Adviser's Compliance Committee shall identify all Access Persons who are required to make these reports, shall inform those Access Persons of their reporting obligation and shall notify each Access Person that he or she is subject to this reporting requirement, and shall deliver a copy of this policy to each Access Person. The Compliance Officer shall annually obtain written assurances from each Access Person that he or she is aware of his or her obligations under this Code of Ethics and has complied with the Code of Ethics and with its reporting requirements.

         (b)      Every Access Person of the Adviser must report to the Adviser:

         (i) Initial Holdings Reports. No later than 10 days after the person becomes an Access Person, the following information (See Exhibit A):

                  (A) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

                  (B) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any Covered Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

                  (C)      The date that the report is submitted by the Access
                           Person.

                  (D) Every Access Person must direct his or her broker to provide the Adviser's Compliance Committee with duplicate copies of confirmations of all personal securities transactions.

         (ii) Quarterly Transaction Reports. No later than 10 days after the end of a calendar quarter, the following information (See Exhibit B):

                  (A) With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

                           (1) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                           (2) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                           (3) The price of the Covered Security at which the transaction was effected;

                           (4) The name of the broker, dealer or bank with or through which the transaction was effected; and

                           (5) The date that the report is submitted by the Access Person.

                  (B) With respect to any account established by the Access Person in which any Covered Securities were held during the quarter for the direct or indirect benefit of the Access Person:

                           (1) The name of the broker, dealer or bank with whom the Access Person established the account;

                           (2)      The date the account was established; and

                           (3) The date that the report is submitted by the Access Person.

                  (iii) Annual Holdings Reports. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted) (See Exhibit C):

                           (A) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

                           (B) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

                           (C) The date that the report is submitted by the Access Person.

         (c)      Exceptions from Reporting Requirements.

                  (i) A person need not make a report under this Section 6 with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

                  (ii) An Access Person to the Adviser need not make a quarterly transaction report to the Adviser under this Section 6 if all the information in the report would duplicate information required to be recorded in accordance with rules under Section 204 of the Advisers Act..

                  (iii) An Access Person need not make a quarterly transaction report under this Section 6 if the report would duplicate information contained in broker trade confirmations or account statements received by the Adviser with respect to the Access Person in the time period required by this Section 6, if all of the information required by that paragraph is contained in the broker trade confirmations or account statements, or in the records of the Adviser.

7.       Sanctions

         Upon discovering a violation of this Code of Ethics, the Board of Directors of the Adviser may impose such sanctions as it deems appropriate, including, inter alia, a letter of censure or suspension or termination of the employment of the violator. All material violations of this Code of Ethics and any sanctions imposed with respect thereto shall be reported periodically to the Board of Directors/Trustees of the Fund.

8.       Reports to Fund Boards

         The Adviser shall prepare and present an annual report to the Board of Directors/Trustees of the Fund that:

         (a) summarizes existing procedures of the Adviser concerning personal investing and any changes in the procedures made during the past year;

         (b) identifies any material violations requiring significant remedial action during the past year and describes the sanctions imposed;

         (c) identifies any recommended changes in existing restrictions or procedures of the Adviser based upon its experience, evolving industry practices or developments in applicable laws or regulations; and

         (d) certifies that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

9.       Insider Trading

         The Board of Directors of the Adviser has adopted a policy statement on insider trading and conflicts of interest (the "Policy Statement"), a copy of which is attached hereto as Appendix I. All Access Persons are required by this Code to read and familiarize themselves with their responsibilities under the Policy Statement. All Access Persons shall sign a copy of the Policy Statement, and the Adviser Compliance Officer shall maintain a copy of each executed Policy Statement.

10.      Recordkeeping

         (a) The Adviser shall, at its principal place of business, maintain the following records:

                  (i) A copy of each Code of Ethics for the Adviser that is in effect, or at any time within the past five years was in effect, shall be maintained in an easily accessible place;

                  (ii) A record of any violation of the Code of Ethics, and of any action taken as a result of the violation, shall be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

                  (iii) A copy of each report made by an Access Person as required by this Code of Ethics, including any information provided in lieu of the reports under
                           Section 6 of this Code, shall be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

                  (iv) A record of all persons, currently or within the past five years, who are or were required to make reports under Section 6 of this Code, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place; and

                  (v) A copy of each report required by Section 6 of this Code shall be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

         (b) The Adviser shall maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of securities under Section 8(e) of this Code, for at least five years after the end of the fiscal year in which the approval is granted.

Dated:  September 14, 1998

As amended:       March 15, 1999
                  May 15, 2000

                                    EXHIBIT A
                         SIMMS CAPITAL MANAGEMENT, INC.
                  INITIAL ASSET CERTIFICATION OF ACCESS PERSONS
                                AS OF __________

Instructions
         1. You must file this report within 10 days after you become an Access Person (or January 31, 2001, whichever is earlier).
         2. You must list each Covered Security in which you may be deemed to have Beneficial Ownership, that you hold at the end of the date indicated above. Use additional sheets if necessary.
         3. You must complete and sign this certification whether or not you or your broker sends statements directly to the Compliance Officer.

--------------------- ---------------------- ------------------- --------------------- ---------------------
                         Name of Broker,      No of Shares or      Registration on
Name of Security(2)        Dealer or Bank     Principal Amount           Account          Nature of Interest
--------------------- ---------------------- ------------------- --------------------- ---------------------

--------------------- ---------------------- ------------------- --------------------- ---------------------

--------------------- ---------------------- ------------------- --------------------- ---------------------

--------------------- ---------------------- ------------------- --------------------- ---------------------

--------------------- ---------------------- ------------------- --------------------- ---------------------

--------------------- ---------------------- ------------------- --------------------- ---------------------

--------------------- ---------------------- ------------------- --------------------- ---------------------

--------------------- ---------------------- ------------------- --------------------- ---------------------

--------------------- ---------------------- ------------------- --------------------- ---------------------

Certifications:  I hereby certify that:
         1. The securities listed above, or listed in the brokerage statements that I have provided, reflect all the Covered Securities in which I may be deemed to have Beneficial Ownership as of the date listed above.
         2. I have read the Code of Ethics and the Policy Statement on Insider Trading and certify that I am in compliance with them.
         3. This report excludes transactions with respect to which I had no direct or indirect influence or control.
Disclaimer [Strike out if inapplicable]: Information contained in this report is not an admission that I have or had any direct or beneficial ownership in the securities listed above.

Date:__________________              Signature:________________________________

                                     Name:___________________________________

---------------
(2) Including interest rate and maturity, if applicable.

                                    EXHIBIT B
                         SIMMS CAPITAL MANAGEMENT, INC.
                           SECURITY TRANSACTION REPORT
                    For The Calendar Quarter Ended __________

Instructions
         1. List all transactions in Covered Securities in any account in which you may be deemed to have a Beneficial Ownership. Use additional sheets if necessary.
         2. Write "none" if you had no transactions in Covered Securities during the quarter.
         3. If you submit copies of your monthly brokerage statements to the Compliance Officer, and those monthly brokerage statements disclose the required information with respect to all Covered Securities in which you may be deemed to have Beneficial Ownership, you need not file this form unless you established a new account during the quarter.
         4. For each account that you established during the previous quarter that held securities for your direct or indirect benefit, state the name of the broker, dealer or bank with whom you established the account, the account number and the date you established the account.

================================== ================ ================== ============= =========== ===================================
                                                                          No. of
                                                                        Shares or                    Broker, Dealer or Other Party
                                       Date of                          Principal                            Through Whom
Name of Security (3)                 Transaction      Purchase/Sale       Amount       Price             Transaction Was Made
---------------------------------- ---------------- ------------------ ------------- ----------- -----------------------------------

---------------------------------- ---------------- ------------------ ------------- ----------- -----------------------------------

---------------------------------- ---------------- ------------------ ------------- ----------- -----------------------------------

================================== ================ ================== ============= =========== ===================================

During the previous quarter, I established the following accounts with a broker, dealer or bank:

------------------------------ -------------------- -------------------------
    Broker, Dealer or Bank        Account Number        Date Established
------------------------------ -------------------- -------------------------

------------------------------ -------------------- -------------------------

------------------------------ -------------------- -------------------------

------------------------------ -------------------- -------------------------

Certifications:  I certify that:
         1. The information provided above is correct.
         2. This report excludes transactions with respect to which I had no direct or indirect influence or control.

Disclaimer [Strike out if inapplicable]: Information contained in this report is not an admission that I have or had any direct or beneficial ownership in the securities listed above.

Date: ___________________                Signature:_____________________________

Name:_________________________

----------------
(3) Including interest rate and maturity, if applicable.

                                    EXHIBIT C
                         SIMMS CAPITAL MANAGEMENT, INC.
                  ANNUAL ASSET CERTIFICATION OF ACCESS PERSONS
                          For the Year Ended __________

Instructions
         1. You must list each Covered Security in which you may be deemed to have direct or indirect Beneficial Ownership, that you hold at the end of the year indicated above. Use additional sheets if necessary.
         2. Write "none" if you did not hold any Covered Securities at year end.
         3. You must complete and sign this form for annual certification whether or not you or your broker sends statements directly to the Compliance Officer.

----------------------------- ------------------ ---------------------------- ----------------- ------------------

                               No of Shares or    Registration on Security       Nature of       Broker, Dealer
Name of Security(4)           Principal Amount           or Account               Interest           or Bank
----------------------------- ------------------ ---------------------------- ----------------- ------------------

----------------------------- ------------------ ---------------------------- ----------------- ------------------

----------------------------- ------------------ ---------------------------- ----------------- ------------------

----------------------------- ------------------ ---------------------------- ----------------- ------------------

----------------------------- ------------------ ---------------------------- ----------------- ------------------

Certifications:  I hereby certify that:
         1. The securities listed above, or listed in the brokerage statements that I have provided, reflect all the Covered Securities in which I may be deemed to have Beneficial Ownership at the end of the period.
         2. I have read the Code of Ethics and the Policy Statement on Insider Trading and certify that I am in compliance with them.
         3. This report excludes transactions with respect to which I had no direct or indirect influence or control.

         Disclaimer [Strike out if inapplicable]: Information contained in this report is not an admission that I have or had any direct or beneficial ownership in the securities listed above.

Date:__________________________    Signature:__________________________________

                                   Name:  _________________________


---------------
(4) Including interest rate and maturity, if applicable.